Exhibit 21

CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2026 are:

Consolidated Subsidiaries and Affiliated Companies of Kennametal Inc.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal (Singapore) Pte. Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal Australia Pty. Ltd.
Kennametal de Mexico, S.A. de C.V.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal Hardpoint (Taiwan) Inc.
Kennametal Holdings Europe Inc.
Kennametal Japan Ltd.
Kennametal Korea Ltd.
Kennametal Manufacturing S.A. (Pty) Ltd.
Kennametal Shared Services Private Limited
Kennametal South Africa (Pty.) Ltd.
PT. Kennametal Indonesia Services

Consolidated Subsidiary of Kennametal (Singapore) Pte. Ltd.
Kennametal Vietnam LLC

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
Kennametal Stellite Holdings Corp.
Kennametal Holdings, LLC
Kennametal Europe GmbH
Comericializadora Kennametal Bolivia S.R.L.
Kennametal Argentina S.A.
Kennametal Chile Ltda.
Kennametal do Brasil Ltda.

Consolidated Subsidiaries of Kennametal Stellite Holdings Corp.
Kennametal Stellite Inc.
Kennametal Stellite (Shanghai) Co., Ltd. (Joint Venture)

Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal Sintec Keramik Asia Ltd.

Consolidated Subsidiaries of Kennametal Sintec Keramik Asia Ltd.
Sunshine Powder-Tech (Shanghai) Ltd.
Kennametal Asia (Shanghai) Management Co. Ltd.
Kennametal (China) Co. Ltd.
Kennametal Hardpoint (Shanghai) Co., Ltd.
Kennametal (Xuzhou) Company, Ltd.
Kennametal (Changzhou) Co., Ltd.

Consolidated Subsidiaries of Kennametal Europe GmbH
Hanita Metal Works, Ltd.
Kennametal Holding GmbH
Kennametal Nederland B.V.
Kennametal Asia (HK) Ltd.
Kennametal Ltd.
Kennametal Sintec Holding GmbH
OOO Kennametal

Consolidated Subsidiaries of Kennametal Holding GmbH
Kennametal GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Sintec Keramik GmbH
Widia GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kenci S.L.U.
Kennametal Belgium BVBA
Kennametal Deutschland GmbH
Kennametal France S.A.S.U.
Kennametal GmbH Organizacni Slozka
Kennametal GmbH Zweigniederlassung Osterreich
Kennametal GmbH Fürth Sucursala Sibiu
Kennametal GmbH, organizačná zložka, Slovensko
Kennametal Infrastructure GmbH
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi Ve Ticaret Anonim Sirketi
Kennametal Polska Sp. z o.o.
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal Sp. z o.o.
Kennametal Stellram S.r.L.
Kennametal UK Limited
Ruebig Real Estate GmbH & Co. KG
Kennametal Real Estate GmbH & Co. KG (partnership)
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)

Consolidated Subsidiary of Kennametal Italia S.p.A.
Kennametal Italia Produzione S.R.L.

Consolidated Subsidiary of Kennametal Sp. z o.o
Kennametal Produkcja Sp. z o.o.

Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Meturit AG

Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.

Consolidated Subsidiaries of Kenci S.L.U.
Kenci Lda.
Kennametal Manufacturing Barcelona S.L.

Consolidated Subsidiaries of Kennametal UK Limited
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.